Exhibit 21.1

Waters Corporation and Subsidiaries

Waters Corporation (Delaware)

Waters Technologies Corporation (Delaware)

Waters Australia PTY LTD. (Australia)

Waters A/S (Denmark)

Waters AG (Switzerland)

Waters NV (Belgium)

Waters Cromatografia SA (Spain)

Waters SA de CV (Mexico)

Waters Comercial Ltda (Brazil)

Waters OY (Finland)

Waters Ges.MBH (Austria)

Waters Kft (Hungary)

Waters Sp.Zo.o (Poland)

Waters SA (France)

Waters GmbH (Germany)

Waters SpA (Italy)

Waters Sverige AB (Sweden)

Waters Limited (Canada)

TA Instruments-Waters LLC (Delaware)

TA Instruments, Inc. (Delaware)

TA Instruments, Japan Inc. (Japan)

Waters France Holding Corp. (Delaware)

Waters Investments Ltd. (Delaware)

Micromass Holdings Ltd. (UK)

Waters Chromatography BV (Netherlands)

Waters Chromatography Europe BV (Netherlands)

Micromass Ltd. (UK)

Waters Ltd. (UK)

Phase Sep Ltd. (UK)

Phase Sep Eurl (France)

Longpure (UK)

Phase Sep. BV (Netherlands)

Micromass UK Ltd. (UK)

Micromass Investments Ltd. (UK)

Mass Analyser Prod Ltd. (UK)

Micromass International Ltd. (UK)

Micromass GmbH (Germany)

Micromass B.V. (Netherlands)

Micromass SA (France)

Micromass SRL (Italy)

Micromass SA (Spain)

Micromass AB (Sweden)

Micromass AG (Switzerland)

TA Instruments Ltd. (UK)

Waters Asia Limited (Delaware)

Waters Korea (Korea) 70% owned

Waters China Ltd. (Hong Kong)

Nihon Waters Limited (Delaware)

Nihon Waters K.K. (Japan)

Waters India Pvt. Ltd.(India)

Esbee Wire Pvt. Ltd. (India)

Sandygrow Ltd. (Ireland)

Rodolfo Holding Ltd. (Ireland)

Milford Finance BV (Netherlands)

Waters Chromatography Ireland Ltd. (Ireland)

Waters Tech. Ireland Ltd. (Ireland)

Waters Technologies Holdings Ltd. (Ireland)

* All subsidiaries are 100% owned unless otherwise indicated.